UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 27, 2009, QuadraMed Corporation (the “Company”) announced that Duncan W. James would be appointed as the Company’s Chief Executive Officer. Mr. James joined the Company on July 27, 2009 as Executive Vice President and will assume the office of CEO upon the Company’s filing of its second quarter 2009 Quarterly Report on Form 10-Q, which it expects to file in the first week of August 2009. At such time, he will succeed James E. Peebles, who has served as the Company’s interim President and CEO since March 2009. Also on July 27, 2009, Mr. James was appointed as a member of the Company’s Board of Directors (the “Board”). The Company announced these appointments in a press release dated July 27, 2009 (the “Press Release”).

Mr. James, age 51, has worked for more than twenty-five years in the healthcare information and technology industries, with domestic and international experience in the areas of operations, strategic planning, sales/marketing, and product management. Prior to joining the Company, Mr. James was group president at McKesson Corporation for nine years and a member of the McKesson Operating Committee. Most recently, Mr. James served from November 2006 to May 2009 as group president of the McKesson Provider Technologies Health Systems Solutions business unit, where he was responsible for the strategy and day-to-day operations of McKesson’s portfolio of clinical, revenue cycle, decision support and enterprise imaging’s solutions for the hospital and health system market. From February 2004 to November 2006, he served as group president of McKesson’s Business Performance Solutions, and from August 2000 to February 2004, he was group president of McKesson’s Strategic Services Group.

In addition to his experience at McKesson, Mr. James held multiple executive roles in operations, product management and marketing at HBO & Company and First Data Corporation Health Systems Group, each of which became part of McKesson Corporation. He also was senior vice president and general manager of healthcare at Scient Corporation, formerly iXL Inc. Additionally, Mr. James held a number of key sales and marketing positions at Digital Equipment Corporation, a leader in computer systems and services. Mr. James received a Bachelor of Science in industrial management from Georgia Institute of Technology and a Master of Business Administration from the University of Dallas.

In connection with Mr. James appointment as Chief Executive Officer, the Company and Mr. James have entered into an Employment Agreement, Inducement Stock Option Agreement and Proprietary Information and Non-Competition Agreement. The Employment Agreement, effective July 27, 2009, includes the following material provisions:

•	Three-year initial term, automatically renewable for one-year extensions, unless either party provides advance written notice;

•	Appointment to the Company’s Board of Directors with no additional compensation for Board service;

•	Annual base salary of $450,000;

•	Signing bonus of $100,000;

•	Eligibility for annual incentive compensation bonus up to 100% of his then-current annual base salary based upon satisfaction of performance objectives, pro rated for 2009;

•	Relocation expense allowance of $150,000;

•	Grant of 300,000 non-qualified stock options (the material provisions of which are described below and the full details of this grant are provided in the Inducement Stock Option Agreement);

•

Reimbursement of Mr. James’ (i) reasonable temporary living expenses associated with residence in or around Reston, VA, for up to nine months, until his relocation of his principal residence to the Reston, VA area, and (ii) customary, ordinary and necessary business expenses;

•

Reimbursement of up to $2,800 per month for mortgage expenses and taxes on Mr. James’ current principal residence for up to 18 months from July 27, 2009, with reimbursement starting at such time as Mr. James purchases a principal residence in the Reston, VA area;

•

In the event of an Involuntary Termination (as defined in the Employment Agreement) other than a Termination for Cause (as defined in the Employment Agreement) not in connection with a Change in Control (as defined in the Employment Agreement), severance benefits of twelve (12) months of his then-current annual base salary and then-current incentive compensation bonus, and twelve (12) months of health benefits, provided that if such Involuntary Termination occurs prior to Mr. James’ completion of 24 months of service, the severance benefit will equal:

•	(36 – X) months of his then-current annual rate of base salary; and

•	(36 – X) / 12 of his then-current incentive compensation bonus for the year in which the Involuntary Termination occurred,

where X equals the number of months of service Mr. James has completed from July 27, 2009,

and automatic vesting of his 300,000 inducement stock options; and

•

In the event of an Involuntary Termination other than a Termination for Cause within six months of a Change in Control or Mr. James’ voluntary termination in connection with or within three months of a Change in Control, severance benefits of 24 months of his then-current annual base salary, 12 months of his then-current incentive compensation bonus, and twelve (12) months of health benefits, provided that if such Change in Control occurs prior to Mr. James’ completion of 18 months of service, the severance benefit will equal:

•	(36 – X) months of his then-current annual rate of base salary; and

•	(36 – X) / 12 of his then-current incentive compensation bonus for the year in which the Change in Control occurred,

where X equals the number of months of service Mr. James has completed from July 27, 2009,

and automatic vesting of all Company stock options then held by Mr. James.

The Inducement Stock Option Agreement, effective July 27, 2009, includes the following material provisions:

•

300,000 stock options with a grant date of July 27, 2009; exercisable for a period of ten years at an exercise price equal to $6.52, the closing price of the Company’s Common Stock as of July 27, 2009;

•

Vesting: one-fourth (25%) of the options vest on July 27, 2010 and the remaining three-fourths (75%) of the options vest in a series of thirty-six (36) equal monthly installments upon Mr. James’ completion of each month of employment after July 27, 2010; and

•	Vesting accelerates upon an Involuntary Termination (other than a Termination for Cause) or a Change in Control (as such terms are defined in the Inducement Stock Option Agreement).

The Proprietary Information and Non-Competition Agreement, effective July 27, 2009, includes the following material provisions:

•	Confidentiality provisions for the employment term and seven years post-termination;

•

Assignment of any intellectual property related to the Company developed during the employment term and within one year post-termination; disclosure obligations and duty to assist the Company in the preservation of such intellectual property rights during the employment term and seven years post-termination;

•	Non-disparagement; and

•

Prohibition on competition during the employment term and prohibition on employment with enumerated competitors and vendors and the solicitation of employees or customers during the employment term and for one year post-termination.

In connection with Mr. James’ appointment to the Board, Mr. James has not been, and is not expected to be, named to any Board committees.

The foregoing descriptions of the Employment Agreement, Inducement Stock Option Agreement and Proprietary Information and Non-Competition Agreement are qualified in their entirety by reference to such agreements, the full text of which are filed herewith as Exhibits 99.1, 99.2 and 99.3, respectively, and all are incorporated herein by reference in response to this Item 5.02. A copy of the Press Release is furnished as Exhibit 99.4 and is incorporated herein by reference in response to this Item 5.02.

ITEM 8.01	OTHER EVENTS.

On July 27, 2009, upon the recommendation of the Nominating and Governance Committee, the Board unanimously approved an increase in the number of authorized directors from six (6) to seven (7), pursuant to the authority granted the Board under Sections 2.2 and 2.3 of the Company’s Amended and Restated Bylaws (Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on February 4, 2008).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit 99.1	Employment Agreement dated July 23, 2009, between Duncan W. James and QuadraMed Corporation.

Exhibit 99.2	Inducement Stock Option Agreement dated July 23, 2009, between Duncan W. James and QuadraMed Corporation.

Exhibit 99.3	Proprietary Information and Non-Competition Agreement dated July 23, 2009, between Duncan W. James and QuadraMed Corporation.

Exhibit 99.4	QuadraMed Corporation Press Release, dated July 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2009

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza, Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement dated July 23, 2009, between Duncan W. James and QuadraMed Corporation.

99.2	Inducement Stock Option Agreement dated July 23, 2009, between Duncan W. James and QuadraMed Corporation.

99.3	Proprietary Information and Non-Competition Agreement dated July 23, 2009, between Duncan W. James and QuadraMed Corporation.

99.4	QuadraMed Corporation Press Release, dated July 27, 2009.